Chemtura

Press Release

Contacts:

Investors:	William Kuser	203-573-2213
Media:	Mary Ann Dunnell	203-573-3034

Chemtura Announces Restructuring to Improve Performance, Accelerate Growth, Better Serve Customers

MIDDLEBURY, CT – April 4, 2007 - Chemtura Corporation (NYSE: CEM) announced that it is implementing an industry-based business model in order to improve performance and accelerate growth. By focusing on end-use markets, Chemtura believes it will be better able to serve current customer needs, anticipate their future requirements and target rapidly growing industry segments.

Chemtura will simplify its financial reporting structure from the current six units to four, as shown on the attached organization chart, each led by a group president:

- **Polymer Additives**, which will include the former Plastic Additives and Flame Retardants business units and will be led by Anne Noonan;
- **Performance Specialties**, which will include the former Petroleum Additives, Urethanes, Optical Monomers and Fluorine Specialties and will be led by Bob Wedinger;
- **Consumer Products**, led in the interim by Kim Nicholson; and
- **Crop Protection**, led in the interim by Greg McDaniel.

By redirecting our commercial emphasis to the end-use priorities of our customers, Chemtura will better leverage the considerable technical and applications expertise that already defines its leadership positions in flame retardants, urethanes, lubricant additives, crop protection, recreational water purification and numerous additives used in the processing of polymers. Our commitment to industry specialization will improve existing customer-supplier partnership, and enhance our preparedness to meet rapidly changing industry demands in the future.

The new organizational and reporting structure streamlines leadership and decision making while giving each business better accessibility to the tools they need to succeed and more direct accountability for results. Each business will have responsibility for its own production facilities, operational and financial forecasting, sourcing decisions, process excellence initiatives, and technical development efforts.

"We are excited about the impact we expect these changes to have on our growth prospects and long-term competitive position," said Robert Wood, chairman and chief executive officer. "As we evolve from a functional to an industry-focused commercial organization, we will present a more coordinated face to customers and have better insight into their current and future needs. The marketplace has been very clear in defining what constitutes a preferred, valued-added supplier and our business leaders will be accountable for partnering with customers to meet those demanding standards.

"As a result of changes to the business structure, Tom Geise, John Lacadie, Janet Mann Marcus Meadows-Smith, and Al Stratton will be leaving Chemtura. We thank them for their many contributions to our organization."

Organizational streamlining is expected to result in a reduction of the company's global workforce by approximately 10 percent (620 positions), resulting in an annualized cost reduction of approximately $50 million beginning in 2008. The company expects to record charges related to the restructuring in the range of $25-$35 million. Most affected personnel are expected to be notified by the end of the second quarter.

Chemtura Corporation, with 2006 sales of $3.7 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. Additional information concerning Chemtura is available at www.chemtura.com.

Forward-Looking Statement

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions; significant international operations and interests; the outcome and timing of antitrust investigations and related civil lawsuits to which Chemtura is subject; the ability to obtain increases in selling prices; the ability to retain sales volumes in the event of increasing selling prices; the ability to absorb fixed cost overhead in the event of lower volumes; pension and other post-retirement benefit plan assumptions; energy and raw material prices, availability and quality; production capacity; changes in interest rates and foreign currency exchange rates; changes in technology, market demand and customer requirements; the enactment of more stringent environmental laws and regulations; the ability to realize expected cost savings under Chemtura's cost-reduction initiatives; the ability to successfully execute our portfolio divesture plan; the ability to reduce Chemtura's debt levels; the ability to successfully integrate the Crompton and Great Lakes businesses, operations and information systems and achieve anticipated benefits from the Merger, including costs savings and synergies; and other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies. These statements are based on Chemtura's estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations. Chemtura's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by Chemtura.

Restructured to Improve Performance, Accelerate Growth, Better Serve Customers



CEO
Robert Wood
Business Operations
TBD
Operations
TBD
Business Development
Gregory McDaniel
Finance
TBD
Legal
Lynn Schefsky
Human Resources & Communications
Gary Yeaw
Polymer Additives
Anne Noonan
Performance Specialties
Robert Wedinger
Crop Protection
Interim
Gregory McDaniel
Consumer Products
Interim
Kimberly Nicholson
Procurement
Eric Degoul
Strategic Manufacturing, Logistics & Cust Care
David Dickey
M&A
New Ventures
Excellence Tools
Area Development
IT
Controllership
Business Finance
Tax
Internal Audit
Treasury
Environmental
Regulatory Affairs
Corporate Communications